Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Sarepta Therapeutics, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-160922, 333-150021, 333-138299, 333-133211, 333-109015, 333-86778, 333-105412, 333-68502, 333-45888, 333-93135, 333-86039, 333-180258 and 333-184807) on Form S-3 and (Nos. 333-199037, 333-192287, 333-172823, 333-175031, 333-101826, 333-49996, 333-49994 and 333-34047) on Form S-8 of Sarepta Therapeutics, Inc., and subsidiaries of our reports dated February 26, 2015, with respect to the consolidated balance sheets of Sarepta Therapeutics, Inc., and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 annual report on Form 10-K of Sarepta Therapeutics, Inc., and subsidiaries.

(signed) KPMG LLP

Cambridge, Massachusetts

February 26, 2015